Exhibit 23-3

November 17, 2017

Public Service Electric and Gas Company:

We consent to the references to us under the heading “LEGAL MATTERS” in the Prospectus relating to the First and Refunding Mortgage Bonds and Secured Medium-Term Notes included in the Registration Statement on Form S-3 to which this consent is attached as an Exhibit.

/s/ Ballard Spahr LLP